UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 23, 2013

OMNITEK ENGINEERING CORP.
 (Exact name of Registrant as specified in its charter)

California
(State or Other Jurisdiction of Incorporation)

000-53955                                                                                 33-0984450
(Commission File Number)                                                      (IRS Employer Identification No.)

1333 Keystone Way, Suite 101, Vista, California 92081
 (Address of principal executive offices, Zip Code)

(760) 591-0089
 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 23, 2013, the Board of Directors of the Company appointed John M. Palumbo to serve as an outside Director of the Company.  Additionally, Mr. Palumbo has been named to the Audit committee of the Company.

The biography of Mr. Palumbo is set forth below:

John M. Palumbo – is currently the CEO of PartsChannel, Inc., a distributor of aftermarket collision replacement parts.   Prior to this Mr. Palumbo was the CFO at Solar Integrated Technologies, Inc., and before that the CFO for Keystone Automotive Industries, Inc.  (NASDAQ:KEYS).  Mr. Palumbo holds a Bachelor of Science degree in finance from Canisius College in Buffalo New York and obtained his EMBA from Peter F. Drucker Claremont Graduate University in Claremont California.  Mr. Palumbo is a certified public accountant in the state of California.   Additionally, Mr. Palumbo serves on the board of the Certified Automotive Parts Association (CAPA), an independent, non-profit certification organization dedicated to ensuring high-quality parts and standards for automotive collision replacement parts.

As a Director, Mr. Palumbo shall receive a non-qualified stock option grant to purchase twenty-five thousand (25,000) shares of the Company’s common stock at an exercise price of $2.33 per share (i.e. eighty-five percent (85%) of the closing price of the Company’s common stock as of October 24, 2013).  Such Options shall be exercisable for a period of five years.  The Option shall vest and be exercisable immediately.   In addition, the Company will pay to a fee of $500 for each Board and Committee meeting in which Mr. Palumbo participates, either in person or by teleconference, which last less than four hours, and $1,500 for an in-person board meeting requiring attendance for longer than four hours, and will reimburse Mr. Palumbo for all documented, reasonable, out-of-pocket expenses incurred in connection with the performance of Director’s duties. In addition, the Company will pay Mr. Palumbo $500 for each quarterly Audit Committee Meeting. In conjunction with his appointment as a Director, Mr. Palumbo and the Company entered into a Director Agreement, an Indemnification Agreement, and a Confidentiality and Nondisclosure Agreement.

Family Relationships

There are no family relationships between Mr. Palumbo and any of the Company's directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnitek Engineering Corp.

/s/ Werner Funk
Date:           October 29, 2013                                              ____________________________________
By: Werner Funk
Its:  President